Exhibit (m)(ii)(B)


                                     FORM OF

                                FIFTH THIRD FUNDS

                          COMBINED RULE 12B-1 AGREEMENT

     This Agreement is made between the organization executing this Agreement (the "Participating Organization") and BISYS Fund Services Limited Partnership d/b/a BISYS Fund Services ("BISYS") for the shares of beneficial interest (the "Shares") of the registered management investment companies listed on Exhibit A to this Agreement, which Shares may be offered in one or more series (the "Funds") and one or more classes thereof (the "Classes") and which have adopted a Rule 12b-l Plan (the "Plan") in relation to such Funds and Classes, this form of agreement having been approved pursuant to Rule 12b-l under the Investment Company Act of 1940. In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

     1. BISYS hereby appoints the Participating Organization to render or cause to be rendered distribution and support services to the Funds with respect to the Classes thereof and their shareholders.

     2. The services to be provided under Paragraph 1 may include, but are not limited to, the following:

          (a) communicating account openings through computer terminals located on the Participating Organization's premises ("computer terminals"), through a toll-free telephone number or otherwise;

          (b) communicating account closings via the computer terminals, through a toll-free telephone number or otherwise;

          (c) entering purchase transactions through the computer terminals, through a toll-free telephone number or otherwise;

          (d) entering redemption transactions through the computer terminals, through a toll-free telephone number or otherwise;

          (e) electronically transferring and receiving funds for Fund Share purchase and redemptions, and confirming and reconciling all such transactions;

          (f)  reviewing the activity in Fund accounts;

          (g)  providing training and supervision of its personnel;

          (h) maintaining and distributing current copies of prospectuses and shareholder reports;

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          (i)  advertising the availability of its services and products;

          (j) providing assistance and review in designing materials to send to customers and potential customers and developing methods of making such materials accessible to customers and potential customers; and

          (k) responding to customers' and potential customers' questions about the Funds.

The services listed above are illustrative. The Participating Organization is not required to perform each service and may at any time, upon agreement of the parties hereto, perform either more or fewer services than described above.

     3. During the term of this Agreement, BISYS will pay the Participating Organization fees for each Fund or Class thereof set forth in a written schedule delivered to the Participating Organization pursuant to this Agreement. BISYS's fee schedule for Participating Organization may be changed by BISYS sending a new fee schedule to the Participating Organization pursuant to Paragraph 12 of this Agreement. For the payment period in which this Agreement becomes effective or terminates, there shall be an appropriate proration of the fee on the basis of the number of days that the Rule 12b-l Agreement is in effect during the period.

     4. The Participating Organization will not perform or provide any duties which would cause it to be fiduciary under Section 4975 of the Internal Revenue Code of 1986, as amended with respect to any individual retirement account. For purposes of that Section, the Participating Organization understands that any person who exercises discretionary authority or discretionary control respecting management of any individual retirement account or exercises any authority or control respecting management or disposition of its assets, or who renders investment advice for a fee, with respect to any monies or other property of such an account, or has any authority or responsibility to do so, or has any discretionary authority or discretionary responsibility in the administration of such an account, is a fiduciary.

     5. The Participating Organization understands that the Department of Labor views ERISA as prohibiting fiduciaries of discretionary ERISA assets from receiving compensation from funds in which the fiduciary's discretionary ERISA assets are invested. To date, the Department of Labor has not issued any exemptive order or advisory opinion that would exempt fiduciaries from this interpretation. Receipt of such compensation could violate ERISA provisions against fiduciary self-dealing and conflict of interest and could subject the fiduciary to substantial penalties.

     6. The Participating Organization agrees not to solicit or cause to be solicited directly, or indirectly, at any time in the future, any proxies from the shareholders of any or all of the Funds in opposition to proxies solicited by management of the Fund or Funds, unless a court of competent jurisdiction shall have determined that the conduct of a majority of the Trustees of the Fund or Funds constitutes willful misfeasance, bad faith, gross negligence or reckless disregard of their duties. This Paragraph 6 will survive the term of this Agreement.

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     7. With respect to each Fund or class thereof, this Agreement shall continue in effect from one year from the date of its execution, and thereafter for successive periods of one year if the form of this Agreement is approved at least annually by the Trustees of the mutual fund, including a majority of the Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Fund's Plan or in any related documents to the Plan ("Disinterested Trustees") cast in person at a meeting for the purpose.

     8. Notwithstanding Paragraph 7, this Agreement may be terminated as follows:

          (a) at any time, without the payment of any penalty, by the vote of a majority of the Disinterested Trustees the Fund or by a vote of a majority of the outstanding voting securities of the Fund or any Class thereof as defined in the Investment Company Act of 1940 or not more than sixty (60) days' written notice to the parties to this Agreement;

          (b) automatically in the event of the Agreement's assignment as defined in the Investment Company Act of 1940 or upon the termination of the "Distributor's Contract" between the Fund or Funds and BISYS; and

          (c) by either party to the Agreement without cause by giving the other party at least sixty (60) days' written notice of its intention to terminate.

     9. The termination of this Agreement without cause to anyone Fund or Class thereof will not cause the Agreement's termination with respect to any other Fund or Class thereof.

     10. The Participating Organization agrees to obtain any taxpayer identification number certification form its customers required under Section 3406 of the Internal Revenue Code, and any applicable Treasury regulations, and to provide BISYS or its designee with timely written notice of any failure to obtain such taxpayer identification number certification in order to enable the implementation of any required backup withholding.

     11. This Agreement supersedes any prior service agreements between the parties of the Funds.

     12. This Agreement may be amended by BISYS from time to time by the following procedure. BISYS will mail a copy of the amendment to the Participating Organization's address, as shown below. If the Participating Organization does not object to the amendment within thirty (30) days after its receipt, the amendment will become part of the Agreement. The Participating Organization's objection must be in writing and be received by BISYS within such thirty days.

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     13. This Agreement shall be construed in accordance with the Laws of the
State of Ohio.

Dated: ____________________________   ________________________________
                                      [PARTICIPATING ORGANIZATION]

                                      --------------------------------
                                      [Address]

                                      --------------------------------
                                      [City, State, Zip Code]

                                      By: _____________________________
                                       Authorized Signature

                                      --------------------------------
                                      [Print name of Authorized Signature]

                                      Title: ____________________________



                                      BISYS FUND SERVICES
                                      Limited Partnership

                                      BISYS Fund Services, Inc., General Partner

                                      By: _____________________________

                                      Title: ____________________________

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                                                     AMENDED: NOVEMBER 30, 2002

                                     FORM OF

                                    EXHIBIT A
                        TO COMBINED RULE 12B-1 AGREEMENT

         The following Funds and their respective Classes of Shares shall be subject to the Rule 12b-1 Agreement by and between the Participating Organization and BISYS.

Name of Fund and Class Share

CLASS A SHARES:
---------------
Fifth Third Prime Money Market Fund
Fifth Third Government Money Market Fund
Fifth Third U.S. Government Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Balanced Fund
Fifth Third Ohio Municipal Bond Fund
Fifth Third Ohio Tax Exempt Money Market Fund
Fifth Third International Equity Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Municipal Bond Fund
Fifth Third Large Cap Opportunity Fund
Fifth Third Municipal Money Market Fund
Fifth Third Technology Fund
Fifth Third Multi Cap Value Fund
Fifth Third Micro Cap Value Fund
Fifth Third Equity Index Fund
Fifth Third Large Cap Core Fund
Fifth Third Small Cap Growth Fund
Fifth Third International GDP Fund
Fifth Third Michigan Municipal Bond Fund
Fifth Third Michigan Municipal Money Market Fund
Fifth Third Short Term Bond Fund
Fifth Third Intermediate Bond Fund
Fifth Third Bond Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third LifeModel Conservative Fund SM
Fifth Third LifeModel Moderately Conservative Fund SM
Fifth Third LifeModel Moderate Fund SM
Fifth Third LifeModel Moderately Aggressive Fund SM
Fifth Third LifeModel Aggressive Fund SM
Fifth Third Small Cap Value Fund

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CLASS B SHARES:
--------------
Fifth Third U.S. Government Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Balanced Fund
Fifth Third International Equity Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Large Cap Opportunity Fund
Fifth Third Technology Fund
Fifth Third Prime Money Market Fund
Fifth Third Municipal Bond Fund
Fifth Third Ohio Municipal Bond Fund
Fifth Third Multi Cap Value Fund
Fifth Third Micro Cap Value Fund
Fifth Third Large Cap Core Fund
Fifth Third Equity Index Fund
Fifth Third Small Cap Growth Fund
Fifth Third International GDP Fund
Fifth Third Michigan Municipal Bond Fund
Fifth Third Short Term Bond Fund
Fifth Third Intermediate Bond Fund
Fifth Third Bond Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third LifeModel Conservative Fund SM
Fifth Third LifeModel Moderately Conservative Fund SM
Fifth Third LifeModel Moderate Fund SM
Fifth Third LifeModel Moderately Aggressive Fund SM
Fifth Third LifeModel Aggressive Fund SM
Fifth Third Small Cap Value Fund

CLASS C SHARES:
--------------
Fifth Third U.S. Government Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Balanced Fund
Fifth Third Ohio Municipal Bond Fund
Fifth Third International Equity Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Municipal Bond Fund
Fifth Third Large Cap Opportunity Fund
Fifth Third Technology Fund
Fifth Third Strategic Income Fund
Fifth Third Multi Cap Value Fund
Fifth Third Micro Cap Value Fund
Fifth Third Worldwide Fund
Fifth Third Large Cap Core Fund

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Fifth Third Equity Index Fund
Fifth Third Small Cap Growth Fund
Fifth Third International GDP Fund
Fifth Third Michigan Municipal Bond Fund
Fifth Third Prime Money Market Fund
Fifth Third Short Term Bond Fund
Fifth Third Intermediate Bond Fund
Fifth Third Bond Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third LifeModel Conservative Fund SM
Fifth Third LifeModel Moderately Conservative Fund SM
Fifth Third LifeModel Moderate Fund SM
Fifth Third LifeModel Moderately Aggressive Fund SM
Fifth Third LifeModel Aggressive Fund SM
Fifth Third Small Cap Value Fund

ADVISOR SHARES:
---------------
Fifth Third Intermediate Bond Fund
Fifth Third Municipal Bond Fund
Fifth Third Bond Fund
Fifth Third Quality Growth Fund
Fifth Third Intermediate Municipal Bond Fund
Fifth Third Balanced Fund
Fifth Third Strategic Income Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Multi Cap Value Fund
Fifth Third Technology Fund
Fifth Third Worldwide Fund
Fifth Third Prime Money Market Fund
Fifth Third Micro Cap Value Fund
Fifth Third Michigan Municipal Money Market Fund
Fifth Third International GDP Fund
Fifth Third Small Cap Growth Fund
Fifth Third Large Cap Core Fund
Fifth Third Equity Index Fund
Fifth Third Short Term Bond Fund
Fifth Third Michigan Municipal Bond Fund
Fifth Third LifeModel Conservative Fund SM
Fifth Third LifeModel Moderately Conservative Fund SM
Fifth Third LifeModel Moderate Fund SM
Fifth Third LifeModel Moderately Aggressive Fund SM
Fifth Third LifeModel Aggressive Fund SM
Fifth Third Small Cap Value Fund

SERVICE SHARES:
--------------
Fifth Third Institutional Government Money Market Fund

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Fifth Third Institutional Money Market Fund
Fifth Third U.S. Treasury Money Market Fund

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                                              DATED: AS OF _____________________

                                     FORM OF
                                    EXHIBIT B
                           TO THE RULE 12B-1 AGREEMENT

                                  Compensation
                                  ------------

Class A Shares
--------------

         Annual rate of up to 25 one-hundredths of one percent (0.25%) of the average daily net asset value of each Fund's Shares held of record by you from time to time on behalf of Customers.

Class B Shares
--------------

         Annual rate of up to 25 one-hundredths of one percent (0.25%) of the average daily net asset value of each Fund's Shares held of record by you from time to time on behalf of Customers.

Class C Shares
--------------

         Annual rate of up to 75 one-hundredths of one percent (0.75%) of the average daily net asset value of each Fund's Shares held of record by you beginning the nineteenth month following the purchase of those shares.

Advisor Class Shares
--------------------

         Annual rate of up to 50 one-hundredths of one percent (0.50%) of the average daily net asset value of each Fund's Shares held of record by you from time to time on behalf of Customers.

Service Class Shares
--------------------

         Annual rate of up to 25 one-hundredths of one percent (0.25%) of the average daily net asset value of each Fund's Shares held of record by you from time to time on behalf of Customers.

-------------------------------
* All fees are computed daily and paid monthly.

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